UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               __________________

                                    FORM 8-K

                               __________________


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): FEBRUARY 15, 2005

                                   CLARK, INC.
             (Exact Name of Registrant as Specified in its Charter)


          DELAWARE                       001-31256                52-2103926
(State or other jurisdiction     (Commission file number)     ( I.R.S. employer
     of incorporation)                                       identification no.)

     102 SOUTH WYNSTONE PARK DRIVE
       NORTH BARRINGTON, ILLINOIS                                  60010
(Address of principal executive offices)                         (Zip Code)

       Registrant's telephone number, including area code: (847) 304-5800

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

     [  ] Written communications pursuant to Rule 425 under the Securities Act
          (17 CFR 230.425)

     [  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
          (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL  OFFICERS;  ELECTION OF DIRECTORS;
          APPOINTMENT OF PRINCIPAL OFFICERS.

          (d) On February 15, 2005, Clark, Inc. (the "Company") appointed Thomas
     M. Pyra, the Company's current Chief Operating Officer, to its Board of Directors. Mr. Pyra will fill the vacancy created by the resignation of Bill Archer from the Company's Board of Directors in November 2004. Mr. Pyra's term as a Class II director will expire at the Company's 2006 Annual Meeting of Stockholders.

          The Board of Directors does not plan to appoint Mr. Pyra to serve on any committees of the Board of Directors.

          Mr. Pyra, 52, became Chief Operating Officer of the Company in October 1999. Prior to joining the Company, Mr. Pyra served as Vice President and Chief Financial Officer of Geodesic Systems, L.L.C. from April 1997 through July 1998. He also served as Chief Financial Officer for Recompute Corporation from October 1995 until January 1997 and served as Vice President and Controller of Intercraft Company from October 1992 until June 1995. Mr. Pyra received a Bachelor of Science degree in finance and an MBA from DePaul University.

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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             CLARK, INC.


Date:  February 22, 2005                     By: /s/ Jeffrey W. Lemajeur
                                                --------------------------------
                                                Jeffrey W. Lemajeur
                                                Chief Financial Officer